UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2004

Bookham, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Juris- diction of Incorporation	0-30684 (Commission File Number)	20-1303994 (IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California  95134

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 919-1500

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

                On December 7, 2004, Bookham, Inc. (the “Registrant”), adopted a cost reduction plan to reduce its overhead structure by an additional $6 million to $8 million per quarter.  This plan is in addition to the ongoing cost reductions of $10 million to $12 million per quarter announced in May 2004.  The Registrant anticipates the combined plans to be completed before the end of 2005.  The plan includes workforce reductions, the closure of certain facilities including the Registrant’s former headquarters in Abingdon, England, and the consolidation of certain development and manufacturing programs.  The restructuring charges associated with this additional cost reduction plan are expected to be $6 million to $8 million, consisting of cash expenditures of $4 million to $5 million for employee severance and retention and $1 million to $2 million for facility lease terminations.

Forward-Looking Statements

                This Current Report on Form 8-K contains forward-looking statements about the Registrant’s plans, objectives, expectations and intentions, including forward-looking statements regarding the Registrant’s cost reduction plans, including the anticipated costs and timing of such plans.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including problems or delays in implementing the cost reduction plans, general economic conditions and other factors described in the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2004.  The Registrant assumes no obligation to update forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.

Date: December 10, 2004	By:	/s/ Giorgio Anania
Giorgio Anania Chief Executive Officer